UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2023
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2023, Arcutis Biotherapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission announcing the appointment of John Smither as the Company’s interim chief financial officer, effective as of August 31, 2023. This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Original Form 8-K as follows to report the compensation arrangements with John Smither in connection with his appointment, which were approved by the board of directors of the Company on August 31, 2023:

The Company has entered into an employment offer letter (the “Employment Agreement”) and a severance and change in control agreement with Mr. Smither (the “Severance & Change in Control Agreement”), which are incorporated by reference hereto as Exhibits 10.1 and 10.2, respectively.

Pursuant to the Employment Agreement, Mr. Smither will receive a base salary of $550,000 (pro-rated for any partial service) and a target annual performance bonus amount of 45% of his base salary (subject to achievement of certain performance goals). In addition, the board of directors of the Company approved an option grant to Mr. Smither to purchase 125,000 shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) with an exercise price of $8.54 per share, which is equal to the closing price of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant. The option will vest and become exercisable as to 2.0833% of the shares subject to the option on each monthly anniversary of August 31, 2023.

Pursuant to the Severance & Change in Control Agreement, in the event Mr. Smither is terminated without cause or resigns for good reason, in each case, with the period of time beginning three months prior to the closing of a change in control and ending 18 months following such closing, then he shall be eligible to receive the following severance benefits: (i) continued payment of up to 12 months of (a) his base salary and (b) his target performance bonus (whereby for each completed month of service following August 31, 2023 he will be eligible for an additional two months of severance up to a maximum of 12); (ii) 12 months of COBRA reimbursements; and (iii) with respect to any equity awards granted on or after August 31, 2023, 100% accelerated vesting of his outstanding equity awards (except for any performance awards which will be governed by the terms of the award agreement and absence any such provisions will vest at the greater of target or actual performance). The severance benefits are contingent on timely execution and non-revocation of a general release of claims and his continued compliance with our confidentiality agreement with Mr. Smither.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 1, 2023, by and between John Smither and the Company.
10.2	Severance & Change in Control Agreement, dated as of September 6, 2023, by and between John Smither and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: September 7, 2023	By:	/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
Chief Executive Officer